FLEETCOR TECHNOLOGIES, INC.
AMENDED AND RESTATED 2010 EQUITY COMPENSATION PLAN

Amended and Restated as of February 7, 2018

TABLE OF CONTENTS

§ 1. BACKGROUND AND PURPOSE 1

§ 2. DEFINITIONS 1

2.1	Affiliate	1
2.2	Board	1
2.3	Cause	1
2.4	Certificate	2
2.5	Change in Control	2
2.6	Code	3
2.7	Committee	4
2.8	Company	4
2.9	Director	4
2.10	Fair Market Value	4
2.11	Good Reason	4
2.12	ISO	5
2.13	Key Employee	5
2.14	1933 Act	5
2.15	1934 Act	5
2.16	Net Option Exercise	5
2.17	Non-ISO	5
2.18	Option	5
2.19	Option Certificate	5
2.20	Option Price	5
2.21	Parent	5
2.22	Plan	6
2.23	Protection Period	6
2.24	Rule 16b-3	6
2.25	SAR Value	6
2.26	Stock	6
2.27	Stock Appreciation Right	6
2.28	Stock Appreciation Right Certificate	6
2.29	Stock Grant	6
2.30	Stock Grant Certificate	6
2.31	Subsidiary	6
2.32	Ten Percent Shareholder	6

§ 3. SHARES AND GRANT LIMITS 6

3.1	Shares Reserved	6
3.2	Source of Shares	7
3.3	Reduction and Restoration of Shares Reserved	7
3.4	Use of Proceeds	7
3.5	Grant Limits	7
3.6	Minimum Vesting Period	8

§ 4. EFFECTIVE DATE 8

§ 5. COMMITTEE 8

§ 6. ELIGIBILITY 9

§ 7. OPTIONS 9

7.1	Committee Action	9
7.2	Option Certificate	9
7.3	$100,000 Limit	9
7.4	Option Price	9
7.5	Payment	10
7.6	Exercise	10

§ 8. STOCK APPRECIATION RIGHTS 10

8.1	Committee Action	10
8.2	Terms and Conditions	11
8.3	Exercise	11

§ 9. STOCK GRANTS 12

9.1	Committee Action	12
9.2	Conditions	12
9.3	Dividends, Creditor Status and Voting Rights	13
9.4	Satisfaction of Forfeiture Conditions	14
9.5	Performance Goals for Income Tax Deduction	14

§ 10. NON-TRANSFERABILITY 15

§ 11. SECURITIES REGISTRATION 16

§ 12. LIFE OF PLAN 16

§ 13. ADJUSTMENT 16

13.1	Capital Structure	17
13.2	Shares Reserved	17
13.3	Transactions Described in § 424 of the Code	17
13.4	Fractional Shares	18

§ 14. CHANGE IN CONTROL 18

14.1	No Continuation or Assumption of Plan or Grants/Terms of Certificate	18
14.2	Continuation or Assumption of Plan or Grants	18

§ 15. AMENDMENT OR TERMINATION 19

§ 16. MISCELLANEOUS 19

16.1	Shareholder Rights	19
16.2	No Contract of Employment	19
16.3	Tax Withholding	19
16.4	Construction	20
16.5	Other Conditions	20
16.6	Rule 16b-3	20
16.7	Coordination with Employment Agreements and Other Agreements	20
16.8	Section 409A	20

§ 1.

BACKGROUND AND PURPOSE

FleetCor Technologies, Inc. (the “Company”) previously adopted the FleetCor Technologies, Inc. 2010 Equity Compensation Plan (the “2010 Plan”), which became effective upon the completion of the initial public offering of the Company’s common stock. The 2010 Plan was subsequently amended and restated effective May 30, 2013 (the “2013 Plan”), pursuant to which the number of shares of Stock available for future grants was increased from 6,750,000 shares to 13,250,000 shares. On December 20, 2017, the Board amended and restated the 2013 Plan, establishing the FleetCor Technologies, Inc. Amended and Restated 2010 Equity Compensation Plan as set forth in this document (the “Plan”). The Board amended and restated the Plan to (i) increase the number of shares of Stock available for issuance of future grants by 3,500,000 shares and (ii) make certain other changes as set forth herein.

The purpose of this Plan is to promote the interests of the Company and its shareholders by authorizing the Committee to grant Options and Stock Appreciation Rights and to make Stock Grants to Key Employees and Directors in order (1) to attract and retain Key Employees and Directors, (2) to provide an additional incentive to each Key Employee or Director to work to increase the value of Stock and (3) to provide each Key Employee or Director with a stake in the future of the Company to align their interests with those of the Company’s shareholders.

§ 2.

DEFINITIONS

2.1 Affiliate—means any organization (other than a Subsidiary) that would be treated as under common control with the Company under § 414(c) of the Code if “50 percent” were substituted for “80 percent” in the income tax regulations under § 414(c) of the Code.

2.2 Board—means the Board of Directors of the Company.

2.3 Cause—means, unless otherwise provided in a Key Employee’s employment agreement, the occurrence of any of the following:

(a) Key Employee is convicted of, or pleads guilty to, any felony or any misdemeanor involving fraud, misappropriation or embezzlement, or Key Employee confesses or otherwise admits to the Company, any of its subsidiaries or affiliates, any officer, agent, representative or employee of the Company or one of its subsidiaries or affiliates, or to a prosecutor, or otherwise publicly admits, to committing any action that constitutes a felony or any act of fraud, misappropriation, or embezzlement; or

(b) there is any material act or omission by Key Employee involving malfeasance or gross negligence in the performance of Key Employee’s duties to the Company or any of its subsidiaries or affiliates to the material detriment of the Company or any of its subsidiaries or affiliates; or

(c) Key Employee breaches in any material respect any other material agreement or understanding between Key Employee and the Company in effect as of the time of such termination; or

(d) a previous employer of Key Employee shall commence against Key Employee and/or the Company an action, suit, proceeding or demand arising from an alleged violation of a non-competition or other similar agreement between Key Employee and such previous employer.

provided, however, that no such act or omission or event shall be treated as “Cause” under this definition unless the Committee determines reasonably and in good faith that “Cause” does exist under the Plan.

2.4 Certificate—means, as applicable, an Option Certificate, a Stock Appreciation Right Certificate or a Stock Grant Certificate.

2.5 Change in Control—means any one of the following events or transactions:

(a) the sale by the Company of all or substantially all of its assets or the consummation by the Company of any merger, consolidation, reorganization, or business combination with any person, in each case, other than in a transaction:

(i) in which persons who were shareholders of the Company immediately prior to such sale, merger, consolidation, reorganization, or business combination own, immediately thereafter, (directly or indirectly) more than 50% of the combined voting power of the outstanding voting securities of the purchaser of the assets or the merged, consolidated, reorganized or other entity resulting from such corporate transaction (the “Successor Entity”);

(ii) in which the Successor Entity is an employee benefit plan sponsored or maintained by the Company or any person controlled by the Company; or

(iii) after which more than 50% of the members of the board of directors of the Successor Entity were members of the Board at the time of the action of the Board approving the transaction (or whose nominations or elections were approved by at least 2/3 of the members of the Board at that time);

(b) the acquisition directly or indirectly by any “person” or “group” (as those terms are used in Sections 13(d), and 14(d) of the 1934 Act, including without limitation, Rule 13d-5(b)) of “beneficial ownership” (as determined pursuant to Rule 13d-3 under the 1934 Act) of securities entitled to vote generally in the election of directors (“voting securities”) of the Company that represent 30% or more of the combined voting power of the Company then-outstanding voting securities, other than:

(i) an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company;

(ii) an acquisition of voting securities by the Company or a person owned, directly or indirectly, by the holders of at least 50% of the voting power of the Company then outstanding securities in substantially the same proportions as their ownership of the stock of the Company;

(iii) an acquisition of voting securities from the Company; or

(iv) an acquisition of voting securities pursuant to a transaction described in § 2.5(a) that would not be a Change in Control under § 2.5(a); and

for purposes of clarification, an acquisition of the Company’s securities by the Company that causes the Company voting securities beneficially owned by a person or group to represent 30% or more of the combined voting power of the Company’s then-outstanding voting securities is not to be treated as an “acquisition” by any person or group for purposes of this § 2.5(b);

(c) the Incumbent Directors (as defined hereafter) cease for any reason (other than ordinary course events, such as death or retirement situations), to constitute at least a majority of the members of the Board. “Incumbent Directors” means (x) the members of the Board on the Effective Date, (y) any director whose election or nomination as director was approved by a vote of at least 2/3 of the Incumbent Directors in office at the time of such vote, and (z) any director serving on the Board as a result of the consummation of a transaction described in § 2.5(a) that would not be a Change in Control under § 2.5(a); provided, however, that no director will constitute an Incumbent Director if their initial assumption of office occurred as a result of an actual or threatened (a) election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or group other than the Board or (b) tender offer, merger, sale of substantially all of the Company’s assets, consolidation, reorganization, or business combination that would be a Change in Control under § 2.5(a) on the consummation thereof.

(d) the approval by the Company’s shareholders of a liquidation or dissolution of the Company other than in connection with a transaction described in § 2.5(a) that would not be a Change in Control thereunder.

Except as otherwise specifically defined in this § 2.5, the term “person” means an individual, corporation, partnership, trust, association or any other entity or organization.

2.6 Code—means the Internal Revenue Code of 1986, as amended.

2.7 Committee—means the Compensation Committee of the Board or a subcommittee of such Compensation Committee, which committee or subcommittee shall have at least 2 members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a “non-employee director” under Rule 16b-3 and, with respect to Stock Grants granted prior to November 2, 2017 which were intended to qualify as “performance-based compensation” under § 162(m) of the Code, as amended by the Tax Cuts and Jobs Act, an “outside director” under § 162(m) of the Code.

2.8 Company—means FleetCor Technologies, Inc. and any successor to FleetCor Technologies, Inc.

2.9 Director—means any member of the Board who is not an employee of the Company or a Parent or Subsidiary or affiliate (as such term is defined in Rule 405 of the 1933 Act) of the Company.

2.10 Fair Market Value—means for any date (a) the closing price for a share of Stock on the New York Stock Exchange on such date as reported by The Wall Street Journal or, if The Wall Street Journal no longer reports such closing price, (b) such closing price as reported by a financial network or newspaper or trade journal selected by the Committee or, if no such closing price is available on such date, (c) such closing price as so reported in accordance with § 2.10(a) for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price or if no such price quotation is available, (d) the current fair market value of a share of Stock that the Committee acting in good faith determines through the reasonable application of a reasonable valuation method which takes into consideration in applying its methodology all available information material to the value of the Company, considering factors including (as applicable) (1) the value of the Company’s tangible and intangible assets, (2) the present value of the Company’s anticipated future cash-flows, (3) the market value of equity interests in similar companies engaged in trades or businesses substantially similar to those engaged in by the Company, the value of which can be readily determined through nondiscretionary, objective means (such as through trading prices on an established securities market or an amount paid in an arms-length private transaction), (4) recent arm’s length transactions involving the sale or transfer of shares of Stock, and (5) other relevant factors such as control premiums or discounts for lack of marketability and whether the valuation method is used for other purposes that have a material economic effect on the Company, the holders of Stock or the Company’s creditors.

2.11 Good Reason—means, unless otherwise provided in a Key Employee’s employment agreement, Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate or unless the Committee provides otherwise in connection with a Change in Control:

(a) any significant reduction by the Company of the Key Employee’s authority, duties, titles or responsibilities; provided, however, a change in the Key Employee’s title that is not accompanied by a significant reduction in the Key Employee’s duties or responsibilities shall not satisfy this § 2.11(a);

(b) a significant reduction by the Company in the Key Employee’s base salary or bonus opportunity unless such reduction is part of a reduction that is applied on a uniform basis to similarly situated employees; or

(c) any material breach by the Company of any other provision of its agreement with the Key Employee;

provided, however,

(d) Good Reason shall not exist unless the Key Employee shall first give written notice of the facts and circumstances providing Good Reason to the Company and shall allow the Company no less than twenty (20) days to remedy, cure or rectify the situation giving rise to Good Reason; and

(e) the Company’s failure to continue the Key Employee’s appointment or election as a director or officer of any of its Affiliates shall not constitute Good Reason.

2.12 ISO—means an option granted under this Plan to purchase Stock which is intended to satisfy the requirements of § 422 of the Code.

2.13 Key Employee—means an employee of the Company or any Subsidiary or Parent or Affiliate to whom the Committee decides for reasons sufficient to the Committee to make a grant under this Plan.

2.14 1933 Act—means the Securities Act of 1933, as amended.

2.15 1934 Act—means the Securities Exchange Act of 1934, as amended.

2.16 Net Option Exercise—means the exercise of an Option under § 7.5 pursuant to a cashless exercise procedure which results in the issuance of a number of shares of Stock comparable to the number of shares of Stock which would have been issued pursuant to the exercise of a Stock Appreciation Right which covered the same number of shares of Stock as the Option and had an SAR Value equal to the Option Price under such Option.

2.17 Non-ISO—means an option granted under this Plan to purchase Stock which is intended to fail to satisfy the requirements of § 422 of the Code.

2.18 Option—means an ISO or a Non-ISO which is granted under § 7.

2.19 Option Certificate—means the certificate (whether in electronic or written form) which sets forth the terms and conditions of an Option.

2.20 Option Price—means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

2.21 Parent—means any corporation which is a parent corporation (within the meaning of § 424(e) of the Code) of the Company.

2.22 Plan—means this FleetCor Technologies, Inc. 2010 Equity Compensation Plan as effective in accordance with § 4 and as amended from time to time thereafter in accordance with § 15.

2.23 Protection Period shall mean the two (2) year period which begins on the date of a Change in Control.

2.24 Rule 16b-3—means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.

2.25 SAR Value—means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right under § 8.

2.26 Stock—means the common stock of the Company.

2.27 Stock Appreciation Right—means a right which is granted under § 8 to receive the appreciation in a share of Stock.

2.28 Stock Appreciation Right Certificate—means the certificate (whether in electronic or written form) which sets forth the terms and conditions of a Stock Appreciation Right which is not granted as part of an Option.

2.29 Stock Grant—means a grant under § 9 which provides exclusively for the issuance of shares of Stock.

2.30 Stock Grant Certificate—means the certificate (whether in electronic or written form) which sets forth the terms and conditions of a Stock Grant.

2.31 Subsidiary—means a corporation which is a subsidiary corporation (within the meaning of § 424(f) of the Code) of the Company.

2.32 Ten Percent Shareholder—means a person who owns (after taking into account the attribution rules of § 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either the Company, a Subsidiary or Parent.

§ 3.

SHARES AND GRANT LIMITS

3.1 Shares Reserved. Subject to § 13, the number of shares of Stock reserved for issuance under this Plan shall be increased by 3,500,000 shares (the “Share Increase”), which will increase the number of shares authorized under the 2013 Plan from 13,250,000 shares (the “2013 Share Pool”) to 16,750,000 shares. For sake of clarity, the shares of Stock available for issuance under the Plan shall be reduced by the number of shares of Stock issued or issuable pursuant to awards granted under the 2010 Plan or 2013 Plan prior to the Effective Date. No more than 3,194,550 shares shall (subject to § 13) be granted as Stock Grants from the 2013 Share Pool. All shares available for issuance under this Plan shall be available for issuance pursuant to ISOs.

3.2 Source of Shares. The shares of Stock described in § 3.1 shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by the Company.

3.3 Reduction and Restoration of Shares Reserved. All shares of Stock reserved for issuance under § 3.1 shall remain available for issuance under this Plan until issued pursuant to the exercise of an Option or a Stock Appreciation Right or issued pursuant to a Stock Grant; provided,

(a) any shares which are issued pursuant to a Stock Grant and which thereafter are forfeited shall again be available for issuance under § 3.1;

(b) any shares of Stock issued or otherwise used to satisfy a tax withholding obligation under § 16.3 shall no longer be available for issuance under § 3.1;

(c) any shares of Stock which are tendered to the Company to pay the Option Price of an Option or which are tendered to the Company in satisfaction of any condition to a Stock Grant shall not be added to the shares of Stock reserved for issuance under § 3.1;

(d) the number of shares of Stock reserved for issuance under § 3.1 shall be reduced on a share-by-share basis for each share of Stock issued in connection with the exercise of a Stock Appreciation Right or an Option or (subject to § 3.3(a)) pursuant to a Stock Grant;

(e) any shares of Stock that were subject to a stock-settled Stock Appreciation Right that were not issued upon the exercise of such Stock Appreciation Right shall not be added to the shares of Stock reserved for issuance under § 3.1; and

(f) any shares of Stock that are purchased by the Company with proceeds from the exercise of an Option shall not be added to the shares of Stock reserved for issuance under § 3.1.

3.4 Use of Proceeds. The proceeds which the Company receives from the sale of any shares of Stock under this Plan shall be used for general corporate purposes and shall be added to the general funds of the Company.

3.5 Grant Limits.

(a) Subject to § 13, no Key Employee in any calendar year shall be granted Options, Stock Appreciation Rights, and/or Stock Grants which in the aggregate are with respect to more than 1,000,000 shares of Stock (i.e., the number of shares of Stock that may be purchased pursuant to Options granted to a Key Employee in any calendar year, plus the number of shares of Stock with respect to which Stock Appreciation Rights granted to a Key Employee in any calendar year are based, plus the number of shares of Stock granted to a Key Employee in any calendar year pursuant to a Stock Grant shall not, in the aggregate, exceed 1,000,000).

(b) During the 2018 and 2019 calendar years, no Options, Stock Appreciation Rights or Stock Grants may be granted from the Share Increase to the Company’s current Chief Executive Officer, Ron Clarke.

(c) No Director in any calendar year shall be granted Options, Stock Appreciation Rights and/or Stock Grants which have an aggregate fair value in excess of $500,000, determined under applicable accounting standards as of the date of grant.

3.6 Minimum Vesting Period. Any Option, Stock Appreciation Right or Stock Grant granted by the Committee after the Effective Date under the Plan shall be subject to a minimum vesting period of not less than one year from the date the Option, Stock Appreciation Right or Stock Grant is awarded; provided, however, that the foregoing minimum vesting period shall not apply in connection with (a) a Change in Control, (b) a key employee terminating employment due to death or disability or a director ceasing service due to death or disability, (c) a substitute award granted in connection with a transaction pursuant to § 13.3 that does not reduce the vesting period of the award being replaced, or (d) Options, Stock Appreciation Rights or Stock Grants, which in aggregate cover a number of shares of Stock not to exceed five (5%) of the total number of shares of Stock available under the Plan as of the Effective Date. For the purposes hereof, “disability” shall mean a physical or mental incapacity which impairs the individual’s ability to substantially perform his or her duties for a period of one hundred eighty (180) days, as determined by the Committee based on information provided to it.

§ 4.

EFFECTIVE DATE

The Plan shall become effective on the date on which the Plan is approved by the stockholders of the Company (the “Effective Date”).

§ 5.

COMMITTEE

This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to § 14 and § 15 and Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Key Employee or Director and on each other person directly or indirectly affected by such action. Furthermore, the Committee as a condition to making any grant under this Plan to any Key Employee or Director shall have the right to require him or her to execute an agreement which makes the Key Employee or Director subject to non-competition provisions and other restrictive covenants which run in favor of the Company.

§ 6.

ELIGIBILITY

Only Key Employees who are employed by the Company or a Subsidiary or Parent shall be eligible for the grant of ISOs under this Plan. All Key Employees and all Directors shall be eligible for the grant of Non-ISOs and Stock Appreciation Rights and for Stock Grants under this Plan.

§ 7.

OPTIONS

7.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Options to Key Employees and to Directors under this Plan from time to time to purchase shares of Stock, and Options may be granted for any reason the Committee deems appropriate, including as a substitute for compensation otherwise payable in cash.

7.2 Option Certificate. Each grant of an Option shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or a Non-ISO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, (a) if the Committee grants an ISO and a Non-ISO to a Key Employee on the same date, the right of the Key Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO and (b) no Option Certificate shall provide for the automatic grant of any new Option upon the exercise of an Option subject to such Option Certificate.

7.3 $100,000 Limit. No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of the Stock subject to the Option which would first become exercisable in any calendar year exceeds $100,000. Any such excess shall instead automatically be treated as a Non-ISO. The Committee shall interpret and administer the ISO limitation set forth in this § 7.3 in accordance with § 422(d) of the Code, and the Committee shall treat this § 7.3 as in effect only for those periods for which § 422(d) of the Code is in effect.

7.4 Option Price. The Option Price for each share of Stock subject to an Option shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to a Key Employee who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted. The Committee shall not (except in accordance with § 13 and § 14) take any action absent the approval of the Company’s shareholders (whether through an amendment, a cancellation, making replacement grants or exchanges or any other means) to directly or indirectly reduce the Option Price of any outstanding Option or to make a tender offer for any Option if the Option Price for such Option on the effective date of such tender offer exceeds the then Fair Market Value of a share of Stock subject to such Option.

7.5 Payment. The Option Price shall be payable in full upon the exercise of any Option and, at the discretion of the Committee, an Option Certificate can provide for the payment of the Option Price either in cash, by check, in Stock or through any cashless exercise procedure which is acceptable to the Committee, including a Net Option Exercise, or in any combination of such forms of payment. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date action acceptable to the Committee is taken to tender such Stock to the Committee or its delegate.

7.6 Exercise.

(a) Vesting. Subject to the minimum vesting requirements of Section 3.6, the Committee may condition the right to exercise an Option on the satisfaction of a service requirement or a performance requirement or on the satisfaction of more than one such requirement or the satisfaction of any combination of such requirements or may grant an Option which is not subject to any such requirements, all as determined by the Committee in its discretion and as set forth in the related Option Certificate.

(b) Exercise Period. Each Option granted under this Plan shall be exercisable in whole or in part to the extent vested at such time or times as set forth in the related Option Certificate, but no Option Certificate shall make an Option exercisable on or after the earlier of

(1) the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Key Employee is a Ten Percent Shareholder on the date the Option is granted, or

(2) the date which is the tenth anniversary of the date the Option is granted, if the Option is (a) a Non-ISO or (b) an ISO which is granted to a Key Employee who is not a Ten Percent Shareholder on the date the Option is granted.

(c) Termination of Status as Key Employee or Director. Subject to § 7.6(a), an Option Certificate may provide for the exercise of an Option after a Key Employee’s or a Director’s status as such has terminated for any reason whatsoever, including death or disability.

§ 8.

STOCK APPRECIATION RIGHTS

8.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Stock Appreciation Rights to Key Employees and to Directors under this Plan from time to time, and each Stock Appreciation Right grant shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Certificate for the related Option. Stock Appreciation Rights may be granted for any reason the Committee deems appropriate, including as a substitute for compensation otherwise payable in cash. The Committee shall not (except in accordance with § 13 and § 14) take any action absent the approval of the Company’s shareholders (whether through an amendment, a cancellation, making replacement grants or exchanges or any other means) to directly or indirectly reduce the SAR Value of any outstanding Stock Appreciation Right or to make a tender offer for any Stock Appreciation Right if the SAR Value for such Stock Appreciation Right on the effective date of such tender offer exceeds the then Fair Market Value of a share of Stock with respect to which the appreciation in such Stock Appreciation Right is based.

8.2 Terms and Conditions.

(a) Stock Appreciation Right Certificate. If a Stock Appreciation Right is granted independent of an Option, such Stock Appreciation Right shall be evidenced by a Stock Appreciation Right Certificate, and such certificate shall set forth the number of shares of Stock on which the Key Employee’s or Director’s right to appreciation shall be based and the SAR Value of each share of Stock. The SAR Value shall be no less than the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is granted. The Stock Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but no Stock Appreciation Right Certificate shall make a Stock Appreciation Right exercisable on or after the date which is the tenth anniversary of the date such Stock Appreciation Right is granted.

(b) Option Certificate. If a Stock Appreciation Right is granted together with an Option, such Stock Appreciation Right shall be evidenced by the related Option Certificate, the number of shares of Stock on which the Key Employee’s or Director’s right to appreciation is based shall be no more than the number of shares of Stock subject to the related Option, and the SAR Value for each such share of Stock shall be no less than the Option Price under the related Option. Each such Option Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Key Employee’s or Director’s right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Key Employee’s or Director’s right to exercise his or her Stock Appreciation Right with respect to such share. A Stock Appreciation Right which is granted as part of an Option shall be exercisable only while the related Option is exercisable. The Option Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances.

(c) Vesting. Subject to the minimum vesting requirements of Section 3.6, the Committee may condition the right to exercise a Stock Appreciation Right on the satisfaction of a service requirement or a performance requirement or on the satisfaction of more than one such requirement or the satisfaction of any combination of such requirements or may grant a Stock Appreciation Right which is not subject to any such requirements, all as determined by the Committee in its discretion and as set forth in the related Stock Appreciation Right Certificate.

8.3 Exercise. A Stock Appreciation Right shall be exercisable to the extent vested only when the Fair Market Value of a share of Stock on which the right to appreciation is based exceeds the SAR Value for such share, and the payment, if any, due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates. A Key Employee or Director upon the exercise of his or her Stock Appreciation Right shall receive a payment from the Company in cash or in Stock issued under this Plan, or in a combination of cash and Stock, and the number of shares of Stock issued shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised. The Committee acting in its absolute discretion shall have the right to determine the form and time of any payment under this § 8.3, subject to the requirements of Section 409A of the Code.

§ 9.

STOCK GRANTS

9.1 Committee Action. The Committee acting in its absolute discretion shall have the right to make Stock Grants to Key Employees and to Directors, and Stock Grants may be made for any reason the Committee deems appropriate, including as a substitute for compensation otherwise payable in cash. A Stock Grant, at the discretion of the Committee, may be issued in the form of Stock Awards, Performance Shares, or Performance Units. Subject to the minimum vesting requirements of Section 3.6, a “Stock Award” may provide for a contractual right to the issuance of Stock to a Key Employee or Director only after the satisfaction of specific employment or performance or other terms and conditions set by the Committee or may provide for the issuance of Stock to a Key Employee or Director at the time the grant is made, and any Stock issued pursuant to a Stock Award may be issued subject to the satisfaction of specific employment or performance or other vesting terms and conditions which, if not satisfied, will result in the forfeiture of the Stock issued to the Key Employee or Director. A “Performance Share” will have an initial value equal to the fair market value of a share of Stock on the date of grant. A “Performance Unit” will have an initial notional value that is established by the Committee at the time of grant. The Committee will set performance goals which, depending on the extent to which they are met during the performance period, and the satisfaction of applicable service-based vesting conditions (subject to the minimum vesting requirements of Section 3.6), will determine the number or value of the Performance Shares or Performance Units that will vest (which number or value may be greater than the target number of Performance Shares or Performance Units granted to a Key Employee or Director) and be paid to the such Employee or Director. At the close of the performance period and at the time specified in the Stock Grant Certificate, any earned Performance Shares will be paid in Stock unless otherwise specified in the Stock Grant Certificate, and any earned Performance Units will be paid in the form of cash, Stock, or a combination, as specified in the Stock Grant Certificate. Each Stock Grant shall be evidenced by a Stock Grant Certificate, and each Stock Grant Certificate shall set forth the terms and conditions, if any, under which Stock will be issued under the Stock Grant and the terms and conditions, if any, under which the Key Employee’s or Director’s interest in any Stock which has been so issued will become vested and non-forfeitable.

9.2 Conditions.

(a) Conditions to Issuance of Stock under a Stock Grant. The Committee acting in its absolute discretion may make the issuance of Stock pursuant to a Stock Grant subject to the satisfaction of one, or more than one, employment, performance or other term or condition which the Committee deems appropriate under the circumstances for Key Employees or Directors generally or for a Key Employee or a Director in particular, and the related Stock Grant Certificate shall set forth each such term or condition and the deadline for satisfying each such term or condition. Stock issued pursuant to a Stock Grant shall be issued in the name of a Key Employee or Director under § 9.2(b) only after each such term or condition, if any, has been timely satisfied, and any Stock which is so issued shall be held by the Company pending the satisfaction of the related vesting terms and conditions, if any, under § 9.2(b) for the Stock Grant.

(b) Conditions Vesting with respect to Stock Issued. The Committee acting in its absolute discretion may make any Stock issued in the name of a Key Employee or Director pursuant to a Stock Grant subject to the satisfaction of one, or more than one, objective employment, performance or other vesting term or condition that the Committee acting in its absolute discretion deems appropriate under the circumstances for Key Employees or Directors generally or for a Key Employee or a Director in particular, and the related Stock Grant Certificate shall set forth each such vesting term or condition, if any, and the deadline, if any, for satisfying each such vesting term or condition. A Key Employee’s or a Director’s vested and non-forfeitable interest in the shares of Stock underlying a Stock Grant shall depend on the extent to which he or she timely satisfies each such vesting term or condition. If a share of Stock is issued under this § 9.2(b) before a Key Employee’s or Director’s interest in such share of Stock vested and is non-forfeitable, the Company shall have the right to condition any such issuance on the Key Employee or Director first signing an irrevocable stock power in favor of the Company with respect to the forfeitable shares of Stock issued to such Key Employee or Director in order for the Company to effect any forfeiture called for under the related Stock Grant Certificate.

9.3 Dividends, Creditor Status and Voting Rights.

(a) Cash Dividends. If a dividend is paid in cash with respect to a share of Stock after such share of Stock has been issued under a Stock Grant but before the first date that a Key Employee’s or a Director’s interest in such share of Stock becomes completely non-forfeitable, the Company shall delay the payment of such cash dividend until his or her interest in such share of Stock becomes completely non-forfeitable and then shall pay such cash dividend (without interest) directly to such Key Employee or Director before the end of the 45 day period which starts on the date his or her interest in such share of Stock becomes completely non-forfeitable. Neither a Key Employee nor a Director shall have the right to assign his or her claim to the payment of a dividend under this § 9.3(a), and any Key Employee’s claim or Director’s claim to any such payment shall be no different than the claim of a general and unsecured creditor of the Company to a payment related to his or her compensation due from the Company. Finally, if a Key Employee or Director forfeits his or her interest in a share of Stock, he or she shall forfeit any right to the payment of any cash dividend with respect to such share of Stock.

(b) Stock Dividends. If a dividend is paid on a share of Stock in Stock or other property after such share of Stock has been issued under a Stock Grant but before the first date that a Key Employee’s or a Director’s interest in such share of Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall hold such dividend subject to the same forfeiture conditions under § 9.2(b) as applicable to the related Stock Grant. Neither a Key Employee nor a Director shall have the right to assign his or her claim to the payment of a dividend under this § 9.3(b), and any Key Employee’s claim or Director’s claim to any such payment shall be no different than the claim of a general and unsecured creditor of the Company to a payment related to his or her compensation due from the Company. Finally, if a Key Employee or a Director forfeits his or her interest in a share of Stock, he or she shall forfeit any right to any dividend described in this § 9.3(b) with respect to such share of Stock.

(c) Voting. Except as otherwise set forth in a Stock Grant Certificate, a Key Employee or a Director shall have the right to vote the Stock issued under his or her Stock Grant during the period which comes after such Stock has been issued but before the first date that a Key Employee’s or Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable subject to the same rules as applicable to any other person who is issued shares of Stock on such date.

9.4 Satisfaction of Forfeiture Conditions. A share of Stock shall cease to be subject to a Stock Grant at such time as a Key Employee’s or a Director’s interest in such Stock becomes vested and non-forfeitable under this Plan, and the certificate or other evidence of ownership representing such share shall be transferred to the Key Employee or Director as soon as practicable thereafter.

9.5 Performance Goals for Income Tax Deduction.

(a) General. Stock Grants made to Key Employees on or after the Effective Date may, where the Committee under the circumstances deems it to be in the Company’s best interest, be granted subject to a condition related to one, or more than one, performance goal based on the performance goals described in § 9.5(b).

(b) Performance Goals. A performance goal is described in this § 9.5(b) if such goal relates to (1) the Company’s return over capital costs or increases in return over capital costs, (2) the Company’s total earnings or the growth in such earnings, (3) the Company’s consolidated earnings or the growth in such earnings, (4) the Company’s earnings per share or the growth in such earnings, (5) the Company’s net earnings or the growth in such earnings, (6) the Company’s earnings before interest expense, taxes, depreciation, amortization and other non-cash items or the growth in such earnings, (7) the Company’s earnings before interest and taxes or the growth in such earnings, (8) the Company’s consolidated net income or the growth in such income, (9) the value of the Company’s stock or the growth in such value, (10) the Company’s stock price or the growth in such price, (11) the Company’s return on assets or the growth on such return, (12) the Company’s cash flow or the growth in such cash flow, (13) the Company’s total shareholder return or the growth in such return, (14) the Company’s expenses or the reduction of such expenses, (15) the Company’s sales growth, (16) the Company’s overhead ratios or changes in such ratios, (17) the Company’s expense-to-sales ratios or the changes in such ratios, or (18) the Company’s economic value added or changes in such value added, (19) the Company’s gross margin or the growth in such gross margin, or (20) the Company’s bad debt expense or the reduction in such bad debt expense.

(c) Alternative Goals. The Committee shall set the performance goal or goals under this § 9.5, and no goal shall be treated as satisfied under this § 9.5 until the Committee certifies that such goal has been satisfied. A performance goal may be set in any manner determined by the Committee, including looking to achievement on an absolute or relative basis in relation to peer groups or indexes, and the Committee may set more than one goal. No change may be made to a performance goal after the goal has been set. However, the Committee may express any goal in terms of alternatives, or a range of alternatives, as the Committee deems appropriate under the circumstances, such as including or excluding (1) any acquisitions or dispositions, restructuring, discontinued operations, extraordinary items and other unusual or non-recurring charges, (2) any event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management or (3) the effects of tax or accounting changes.

(d) Changes in Law. The Committee shall administer any Stock Grants granted prior to November 2, 2017 which qualify as “performance-based compensation” under § 162(m) of the Code, as amended by the Tax Cuts and Jobs Act (the “Law Changes”), in accordance with the transition rules applicable to binding contracts on November 2, 2017, and shall have the sole discretion to revise this § 9.5 to conform with such Law Changes and the Committee’s administrative practices, all without obtaining further shareholder approval.

§ 10.

NON-TRANSFERABILITY

No Option, Stock Appreciation Right or Stock Grant shall (absent the Committee’s express, written consent) be transferable by a Key Employee or a Director other than by will or by the laws of descent and distribution, and any Option or Stock Appreciation Right shall (absent the Committee’s express, written consent) be exercisable during a Key Employee’s or Director’s lifetime only by the Key Employee or Director. The person or persons to whom an Option or Stock Appreciation Right or Stock Grant is transferred by will or by the laws of descent and distribution (or with the Committee’s express, written consent) thereafter shall be treated as the Key Employee or Director.

§ 11.

SECURITIES REGISTRATION

As a condition to the receipt of shares of Stock under this Plan, the Key Employee or Director shall, if so requested by the Company, agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Furthermore, if so requested by the Company, the Key Employee or Director shall make a written representation to the Company that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable state securities law or he or she shall have furnished to the Company an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required. Certificates or other evidence of ownership representing the Stock transferred upon the exercise of an Option or Stock Appreciation Right or upon the lapse of the forfeiture conditions, if any, on any Stock Grant may at the discretion of the Company bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.

§ 12.

LIFE OF PLAN

No Option or Stock Appreciation Right shall be granted or Stock Grant made under this Plan on or after the earlier of:

(1)	the tenth anniversary of the effective date of this Plan (as determined under § 4), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options and Stock Appreciation Rights have been exercised in full or no longer are exercisable and all Stock issued under any Stock Grants under this Plan have been forfeited or have become non-forfeitable, or

(2)	the date on which all of the Stock reserved under § 3 has (as a result of the exercise of Options or Stock Appreciation Rights granted under this Plan or the satisfaction of the vesting terms and conditions, if any, with respect to Stock Grants) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

§ 13.

ADJUSTMENT

13.1 Capital Structure. The grant limits described in § 3.5, the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Options and Stock Appreciation Rights granted under this Plan and the Option Price of such Options and the SAR Value of such Stock Appreciation Rights as well as the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Stock Grants made under this Plan shall be adjusted by the Committee in a reasonable and equitable manner to preserve immediately after

(a) any equity restructuring or change in the capitalization of the Company, including, but not limited to, spin offs, stock dividends, large non-reoccurring cash or stock dividends, rights offerings or stock splits, or

(b) any other transaction described in § 424(a) of the Code which does not constitute a Change in Control of the Company the aggregate intrinsic value of each such outstanding Option, Stock Appreciation Right and Stock Grant immediately before such restructuring or recapitalization or other transaction.

13.2 Shares Reserved. If any adjustment is made with respect to any outstanding Option, Stock Appreciation Right or Stock Grant under § 13.1, then the Committee shall adjust the number, kind or class (or any combination thereof) of shares of Stock reserved under § 3.1. The Committee shall have the discretion to limit such adjustment to account only for the number, kind and class of shares of Stock subject to each such Option, Stock Appreciation Right and Stock Grant as adjusted under § 13.1 or to further adjust such number, kind or class (or any combination thereof) of shares of Stock reserved under § 3.1 to account for a reduction in the total number of shares of Stock then reserved under § 3.1 which would result from the events described in § 13.1(a) and § 13.1(b) if no action was taken by the Committee under this § 13.2. The Committee may make any adjustment provided for in this § 13.2 without seeking the approval of the Company’s shareholders for such adjustment unless the Committee acting on the advice of counsel determined that such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.

13.3 Transactions Described in § 424 of the Code. If there is a corporate transaction described in § 424(a) of the Code which does not constitute a Change in Control of the Company, the Committee as part of any such transaction shall have right to make Stock Grants and Option and Stock Appreciation Right grants (without regard to any limitations set forth under § 3.5 of this Plan) to effect the assumption of, or the substitution for, outstanding stock grants and option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such outstanding stock grants and stock option and stock appreciation right grants. Furthermore, if the Committee makes any such grants as part of any such transaction, the Committee shall have the right to increase the number of shares of Stock available for issuance under § 3.1 by the number of shares of Stock subject to such grants without seeking the approval of the Company’s shareholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.

13.4 Fractional Shares. If any adjustment under this § 13 would create a fractional share of Stock or a right to acquire a fractional share of Stock under any Option, Stock Appreciation Right or Stock Grant, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options, Stock Appreciation Right grants and Stock Grants shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this § 13 by the Committee shall be conclusive and binding on all affected persons.

§ 14.

CHANGE IN CONTROL

14.1 No Continuation or Assumption of Plan or Grants/Terms of Certificate.

(a) Application. This § 14.1 applies only if (i) there is a Change in Control and all of the outstanding Options, Stock Appreciation Rights and Stock Grants granted under this Plan are not continued in full force and effect or there is no assumption or substitution of the Options, Stock Appreciation Rights and Stock Grants (with their terms and conditions unchanged) granted under this Plan in connection with such Change in Control, or (ii) solely with respect to an Option, Stock Appreciation Rights or Stock Grant that was granted prior to the Effective Date of the A&R Plan, the terms of an Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate expressly provide that this § 14.1 applies to the grant made under such certificate even if there is such a continuation, assumption, or substitution of such grant or this Plan.

(b) Full Vesting. Under this § 14.1, if there is a Change in Control of the Company, then the Board shall have the right to deem at the time of such Change in Control any and all terms and conditions to the exercise of all outstanding Options and Stock Appreciation Rights on such date and any and all outstanding issuance and vesting conditions under any Stock Grants on such date to be 100% satisfied as of such date, and the Board shall have the right (to the extent expressly required as part of such transaction) to cancel such Options, Stock Appreciation Rights and Stock Grants after providing each Key Employee and Director a reasonable period to exercise his or her Options and Stock Appreciation Rights and to take such other action as necessary or appropriate to receive the Stock subject to any Stock Grants.

14.2 Continuation or Assumption of Plan or Grants. This § 14.2 applies to an Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate if a Change in Control is not covered by § 14.1(a)(i) and such Certificate is not described in § 14.1(a)(ii). If this § 14.2 applies and if (a) a Key Employee’s employment with the Company, any Subsidiary of the Company, any Parent of the Company, or any Affiliate of the Company is terminated at the Company’s initiative for reasons other than Cause or is terminated at the Key Employee’s initiative for Good Reason within the Protection Period or (b) a Director’s service on the Board terminates for any reason within the two-year period starting on the date of such Change in Control, then any conditions to the exercise of such Key Employee’s or Director’s outstanding Options and Stock Appreciation Rights and any then outstanding issuance and forfeiture conditions on such Key Employee’s or Director’s Stock Grant automatically shall expire and shall have no further force or effect on or after the date his or her employment or service so terminates.

§ 15.

AMENDMENT OR TERMINATION

This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, (a) no amendment shall be made absent the approval of the shareholders of the Company to the extent such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are listed and (b) no amendment shall be made to § 14 on or after the date of any Change in Control which might adversely affect any rights which otherwise would vest on the date of such Change in Control. The Board also may suspend granting Options or Stock Appreciation Rights or making Stock Grants under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right in connection with any such suspension or termination to unilaterally to modify, amend or cancel any Option or Stock Appreciation Right granted or Stock Grant unless (1) the Key Employee or Director consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Company or a transaction described in § 14.

§ 16.

MISCELLANEOUS

16.1 Shareholder Rights. A Key Employee or Director shall not have any rights to dividends or other rights of a stockholder as a result of the grant of an Option or a Stock Appreciation Right pending the actual delivery of the Stock subject to such Option or Stock Appreciation Right to such Key Employee or Director. A Key Employee’s or a Director’s rights as a shareholder in the shares of Stock which remain subject to forfeiture under § 9.2(b) shall be set forth in the related Stock Grant Certificate.

16.2 No Contract of Employment. The grant of an Option or a Stock Appreciation Right or a Stock Grant to a Key Employee or Director under this Plan shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on a Key Employee or Director any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in this Plan or the related Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate.

16.3 Tax Withholding. Each Option, Stock Appreciation Right and Stock Grant shall be made subject to the condition that the Key Employee or Director consents to whatever action the Committee directs to satisfy the federal and state tax withholding requirements, if any, which the Company determines are applicable to the exercise of such Option or Stock Appreciation Right or to the satisfaction of any vesting conditions with respect to Stock subject to a Stock Grant issued in the name of the Key Employee or Director. No tax withholding shall be effected under this Plan which exceeds the federal and state tax withholding requirements.

16.4 Construction. All references to sections (§) are to sections (§) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Delaware. Each term set forth in § 2 shall, unless otherwise stated, have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular. Finally, if there is any conflict between the terms of this Plan and the terms of any Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate, the terms of this Plan shall control.

16.5 Other Conditions. Each Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate may require that a Key Employee or a Director (as a condition to the exercise of an Option or a Stock Appreciation Right or the issuance of Stock subject to a Stock Grant) enter into any agreement or make such representations prepared by the Company, including (without limitation) any agreement which restricts the transfer of Stock acquired pursuant to the exercise of an Option or a Stock Appreciation Right or Stock issued pursuant to a Stock Grant or provides for the repurchase of such Stock by the Company.

16.6 Rule 16b-3. The Committee shall have the right to amend any Option or Stock Appreciation Right or Stock Grant to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to a Key Employee or Director as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

16.7 Coordination with Employment Agreements and Other Agreements. If the Company enters into an employment agreement or other agreement with a Key Employee or Director which expressly provides for the acceleration in vesting of an outstanding Option, Stock Appreciation Right or Stock Grant or for the extension of the deadline to exercise any rights under an outstanding Option, Stock Appreciation Right or Stock Grant, any such acceleration or extension shall be deemed effected pursuant to, and in accordance with, the terms of such outstanding Option, Stock Appreciation Right or Stock Grant and this Plan; provided that any such employment agreement or other agreement with a Key Employee or Director which expressly provides for the acceleration in vesting inconsistent with the requirements of § 3.6 shall not apply with respect to any Option, Stock Appreciation Right or Stock Grant granted on or after the Effective Date of this Plan.

16.8 Section 409A. It is the intention of the Company that no award shall be deferred compensation subject to Section 409A of the Code unless and to the extent that the Committee specifically determines otherwise, and the Plan and the terms and conditions of all awards shall be interpreted and administered accordingly. The terms and conditions governing any awards that the Committee determines will be subject to Section 409A of the Code shall be set forth in the applicable award agreement and shall be intended to comply in all respects with Section 409A of the Code, and the Plan and the terms and conditions of such awards shall be interpreted and administered accordingly. The Committee shall not extend the period to exercise an Option or Stock Appreciation Right to the extent that such extension would cause such Option or Stock Appreciation Right to become subject to Section 409A of the Code. Unless the Committee provides otherwise in a Stock Grant Certificate, each Performance Share or Performance Unit shall be paid in full no later than the fifteenth day of the third month after the end of the first calendar year in which such Performance Share or Performance Unit is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code. If the Committee provides in a Stock Grant Certificate that a Performance Share or Performance Unit is intended to be subject to Section 409A of the Code, the Stock Grant Certificate shall include terms that comply in all respects with Section 409A of the Code. Notwithstanding any other provision of the Plan or an award agreement to the contrary, no event or condition shall constitute a Change in Control with respect to an award to the extent that, if it were, a 20% additional income tax would be imposed under Section 409A of the Code on the holder of such award; provided that, in such a case, the event or condition shall continue to constitute a Change in Control to the maximum extent possible (for example, if applicable, in respect of vesting without an acceleration of payment of such an award) without causing the imposition of such 20% tax.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.

FleetCor Technologies, Inc.
By:	/s/ Eric R. Dey, Chief Financial Officer

Date:	February 7, 2018